Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 25, 2010, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of USA Mobility, Inc. on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statement of USA Mobility, Inc. on Form S-8 effective May 23, 2005 (File No. 333-125142).
/s/ GRANT THORNTON LLP
McLean, Virginia
February 25, 2010